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                                                                EXHIBIT 10.17


                                LOAN AGREEMENT            Execution Copy

                                   Between

                           MICHIGAN STRATEGIC FUND
                                (the "Issuer")

                                     and

                                 MOLMEC, INC.
                               (the "Obligor")

                               Relating to the
                                 Issuance of

                                  $5,000,000
                           Michigan Strategic Fund
                             Variable Rate Demand
                Limited Obligation Revenue Bonds, Series 1994
                            (Molmec, Inc. Project)


                         Dated as of December 1, 1994

            The interest (subject to certain specified exclusions) of the Issuer in this Loan Agreement has been assigned to Society Bank, Michigan, in its capacity as Trustee (the "Trustee") under a Trust Indenture dated as of December 1, 1994, between the Issuer and the Trustee.
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                                LOAN AGREEMENT

                              TABLE OF CONTENTS
                                                                       PAGE
                                                                       ----

DEFINITIONS ...........................................................  1

PREMISES ..............................................................  3

ARTICLE I                      REPRESENTATIONS ........................  4

Section 1.1   Obligor Representations and Covenants Regarding the
              Internal Revenue Code ...................................  4
Section 1.2   Additional Covenants ....................................  8
Section 1.3   Issuer Findings and Representations .....................  9
Section 1.4   Additional Bonds ........................................  9

ARTICLE II           THE BONDS AND THE PROCEEDS THEREOF ............... 10

Section 2.1   The Bonds ............................................... 10
Section 2.2   Issuer Action on Redemption ............................. 10
Section 2.3   Investment of Bond Fund and Project Fund; Non-Arbitrage
              Covenant ................................................ 10
Section 2.4   Credit Facility ......................................... 11
Section 2.5   Tender .................................................. 11
Section 2.6   Remarketing Agent ....................................... 11
Section 2.7   Right to Exercise Conversion Option ..................... 11
Section 2.8   Rebate Account .......................................... 12

ARTICLE III            THE LOAN AND LOAN REPAYMENTS ................... 12

Section 3.1   The Loan ................................................ 12
Section 3.2   Loan Repayments; Credit Facility ........................ 12

ARTICLE IV             INSTALLATION OF THE PROJECT .................... 13

Section 4.1   Project Fund Disbursements .............................. 13
Section 4.2   Obligation of the Obligor to Complete the Project ....... 14
Section 4.3   Completion Certificate .................................. 14
Section 4.4   Use of Surplus Bond Proceeds ............................ 14

ARTICLE V      OTHER PECUNIARY OBLIGATIONS OF THE OBLIGOR ............ 15

Section 5.1   Taxes and Other Costs ................................... 15
Section 5.2   Issuer Fees and Expenses ................................ 15
Section 5.3   Fees and Expenses of the Trustee and Remarketing Agent .. 15


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Section 5.4   Indemnification of the Issuer ........................... 16
Section 5.5   Indemnification of the Trustee .......................... 17
Section 5.6   Insurance ............................................... 17

ARTICLE VI                  PROJECT MAINTENANCE ....................... 17

Section 6.1   Maintenance and Operation ............................... 17
Section 6.2   Remodeling and Modifications ............................ 17

ARTICLE VII          DAMAGE TO PROJECT AND CONDEMNATION ............... 18

ARTICLE VIII        ACTIONS AFFECTING OBLIGOR AND ISSUER
                 INTERESTS IN THE AGREEMENT AND THE PROJECT ........... 18

Section 8.1   Assignment of the Agreement ............................. 18
Section 8.2   Obligor's Interest in the Agreement ..................... 19
Section 8.3   Liens by the Obligor .................................... 19
Section 8.4   Security Interest in the Project Fund ................... 19

ARTICLE IX          FURTHER OBLIGATIONS OF THE OBLIGOR ................ 19

Section 9.1   Compliance with Laws .................................... 19
Section 9.2   Maintenance of Assets; Ownership of Project ............. 19
Section 9.3   General Limitations with Respect to Non-Impairment of
                 Tax-Exempt Status of the Bonds ....................... 20
Section 9.4   Access to Project and Records ........................... 20
Section 9.5   Requirements of Tenants ................................. 20

ARTICLE X             EVENTS OF DEFAULT AND REMEDIES .................. 21

Section 10.1  Events of Default ....................................... 21
Section 10.2  Remedies upon Event of Default .......................... 22
Section 10.3  Payment of Attorneys' Fees and Other Expenses ........... 23
Section 10.4  Waivers and Limitation on Waivers ...................... 23

ARTICLE XI        OBLIGATIONS OF OBLIGOR UNCONDITIONAL ................ 24

Section 11.1  Obligor Obligations ..................................... 24

ARTICLE XII                  MISCELLANEOUS ............................ 24

Section 12.1  Amounts Remaining in Funds .............................. 24
Section 12.2  Obligor Bound by Indenture .............................. 25
Section 12.3  Consents Under the Agreement ............................ 25

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Section 12.4  Notices ................................................. 25
Section 12.5  Amendment ............................................... 25
Section 12.6  Binding Effect .......................................... 25
Section 12.7  Severability ............................................ 25
Section 12.8  Execution in Counterparts ............................... 25
Section 12.9  Captions and Table of Contents .......................... 26
Section 12.10 Applicable Law .......................................... 26


Exhibits

EXHIBIT A - Description of Project                                     A-1
EXHIBIT B - Requisition Certificate                                    B-1
EXHIBIT C - Completion Certificate                                     C-1
EXHIBIT D - No Act of Bankruptcy Certificate                           D-1









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
                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of December 1, 1994 by and between the Michigan Strategic Fund (the "Issuer") and Molmec, Inc., a Michigan corporation (the "Obligor").

                                  DEFINITIONS

        Except as provided herein, all capitalized terms shall have the meanings ascribed to them in the Indenture (defined below). In addition to the words and terms elsewhere defined in the Agreement, each of the following words and terms as used in the Agreement shall have the following meaning unless the context or use indicates another or different meaning or intent and shall refer to all or part of the defined subject.

        "Additional Bonds" means the Additional Bonds which are authorized to be issued in accordance with Section 112 of the Indenture in one or more series from time to time to provide funds for the purposes contemplated by the Agreement.

        "Completion Certificate" means the certificate provided for in Section
4.3 hereof, in the form of Exhibit C hereto.

        "Completion Date" means the date of completion of the Project as such date shall be certified in the Completion Certificate.

        "Engineer" means any licensed professional architect/engineer or architectural/engineering firm (who may be in the employ of the Obligor or chosen by the Obligor).

        "Event of Default" means those events of default specified and defined in Section 10.1.

        "General Limitations" means those general limitations on the Obligor action or failure to act specified in Section 9.3 hereof, sometimes referenced as a condition to a particular Obligor action, but applicable to any action by the Obligor under the Agreement.

        "Indemnified Persons" means the Issuer and its members, officers, agents, employees and any other person acting for or on behalf of the Issuer.

        "Improvements to the Project" means such additions, improvements, modifications or relocations as the Obligor may deem necessary or desirable in, on or to the Project, all of which shall be included in the Plans and shall become part of the Project.

        "Indenture" means the Trust Indenture between the Issuer and the Trustee, dated as of December 1, 1994, as the same may be amended or supplemented in accordance with its terms.
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    "Inducement Date" means July 27, 1994, on which date a resolution of intent or inducement to assist in the financing of the Project was adopted by Michigan Strategic Fund.

    "Issuance Costs" means items of expense payable or reimbursable directly or indirectly by the Issuer and related to the authorization, sale and issuance of the Bonds and authorization and execution of the Agreement, which items of expense shall include, but not be limited to, application fees and expenses, publication costs, printing costs, costs of reproducing documents, filing and recording fees, Bond Counsel and Counsel fees, initial Trustee's fees, placement agents' fees, costs of credit ratings, Credit Facility issuance fees and charges for execution, transportation and safekeeping of the Bonds and related documents, and other costs, charges and fees in connection with the foregoing.

    "Municipality" means the Township of Hartland, County of Livingston,
Michigan.

    "Non-Arbitrage and Tax Compliance Certificate" means the Non-Arbitrage and Tax Compliance Certificate described in Section 1.1 hereof.

    "Permitted Encumbrances" means and includes (a) the rights of the Issuer, the Trustee and the Bank and the liens created under the Agreement; (b) the rights of the Issuer, the Trustee and Bank created under the Indenture and assignment of the Agreement; (c) any lien, encumbrance or charge, which is subordinate in all respects to the interest of the Issuer, the Trustee and the Bank; (d) any liens granted to the Bank; and (e) liens permitted by the Reimbursement Agreement or consented to by the Bank in writing.

    "Plans" means the Obligor's plans and budget specifications for the Project, in such reasonable detail as to satisfy the requirements of Section 9-110 of Act 174, Public Acts of Michigan, 1962, as amended, as the same may be revised from time to time in accordance with Article IV hereof, which plans are on file at the principal office of the Obligor.

    "Project Costs" means (a) obligations of the Issuer or the Obligor incurred for labor and to contractors, builders and materialmen in connection with the acquisition, construction and installation of the Project;
(b) the cost of contract bonds and of insurance of all kinds that may be required or necessary during the course of construction of the Project which is not paid by the contractor or contractors or otherwise provided for; (c) all costs of engineering services, including test borings, surveys, estimates, plans and specifications and preliminary investigations, and supervising construction, as well as for the performance of all other duties required by or consequent upon the proper construction of the Project; (d) Issuance Costs; (e) all other costs which the Obligor shall be required to pay, under the terms of any contract or contracts, for the acquisition, construction and installation of the Project; (f) other costs of a nature comparable to those described in clauses (a) through (e) above which the Obligor shall be required to pay as a result of the damage, destruction, condemnation or taking of the Project or any portion thereof; (g) fees and expenses incurred in connection with the issuance of the Credit Facility; (h) interest on the Bonds or any interim obligation during the period of

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
construction of the Project; or (i) any other costs incurred by the Obligor which are properly chargeable to the Project and which may be financed by the Bonds under the Act.

    "Project Purposes" means use of the Project for manufacturing purposes during a period of usefulness of the Project of at least 25 years in the estimate of the Obligor.

    The terms "redemption", "redeem", and "redeemed" when used with reference to the principal of the Bonds, means, when appropriate, prepayment, prepay and prepaid, respectively.

    "Requisition Certificate" means the certificate required by Section 4.1 hereof, in the form of Exhibit B hereto.


                                   PREMISES

    The Issuer is empowered under the Act to assist any person, firm or corporation in the financing of certain projects and facilities, through the issuance of its limited obligation revenue bonds. The Obligor has proposed the acquisition, construction, equipping and installation of the Project and as an inducement therefor has requested the Issuer to assist in the financing of the Project and certain other expenses incidental thereto, as provided in the Act.

     The Issuer has determined that making the Loan to the Obligor will promote and serve the intended purposes of, and in all respects will conform to the provisions and requirements of the Act. In order to grant the Loan and thereby assist in the financing of the Project, the Issuer is issuing the Bonds. The Issuer, the Trustee and the Obligor understand and intend that the financing of the Project through issuance of the Bonds and the making of the Loan will be structured in the following general manner, as detailed in the Indenture and in the Agreement: The Issuer will issue the Bonds under the Act and use the principal amount thereof to make the Loan to the Obligor. The Loan shall be repaid by the Obligor in Loan Repayments sufficient to pay the principal, premium, if any, and interest on the Bonds as the same become due. From the proceeds of the Loan, the Obligor will acquire and construct the Project. Under the terms of the Agreement, the Obligor will make Loan Repayments, and will be responsible for paying any costs of the Project which exceed the principal amount of the Bonds, for maintaining and insuring the Project, and for paying all taxes and expenses relating to the Project. The Issuer's obligation with respect to the Bonds is subject to the limitations therein contained, viz., that the principal, premium, if any, and interest on the Bonds and any other costs or pecuniary liability relating to the Bonds, the Loan, acquisition, construction and installation of the Project or any proceeding, document, or certification incidental to the foregoing, shall never be payable from tax revenues or public funds of the State or any agency thereof or general funds or assets of the Issuer, but shall be payable with Available Moneys solely and only from the Security. The Bonds shall not be secured by any interest in the Project or other assets of the Obligor.

    In addition, as part of the Security for the Loan Repayments, the Obligor will cause to be delivered to the Trustee the Credit Facility of the Bank. The Trustee is instructed in the

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Indenture to draw under the Credit Facility up to (a) the principal amount of the Bonds (i) to enable the Trustee to pay the principal amount of the Bonds when due at maturity, by acceleration of maturity or otherwise or upon redemption or (ii) to enable the Trustee to pay the portion of the Purchase Price of Bonds delivered to the Trustee and not remarketed by the Remarketing Agent equal to the principal amount of such Bonds, plus (b) an amount equal to 60 days' (or, if required pursuant to Section 208 of the Indenture, 210 days') interest on the Bonds calculated at the Maximum Rate to enable the Trustee to pay interest on the Bonds plus (c) if the Credit Facility is so amended, any premium on the Bonds.

    The Issuer's participation in the financing of the Project is intended to enable the Obligor to utilize certain provisions of the Code. Section 103 of the Code encourages the construction of certain types of facilities and the public financing thereof through issuance of limited obligation revenue bonds by providing that the interest on such bonds, as contrasted with any bonds which might be issued by the Obligor itself, will be excluded from gross income for federal income tax purposes. This tax exclusion enables the purchasers of the Bonds to accept a lower rate of interest than they would otherwise require, and thereby further reduces the interest cost to the Obligor of financing the Project.

                                  ARTICLE I

                               REPRESENTATIONS

    Section 1.1 Obligor Representations and Covenants Regarding the Internal Revenue Code. The Obligor makes the following representations and warranties for the benefit and reliance of the Issuer, the Trustee and the Bank:

         (a) The Obligor is a Michigan corporation duly organized, validly existing and in good standing under the laws of the State. The Obligor
    (i) has full power and authority to own and lease the properties and assets associated with the Project and to acquire, construct and install the Project, and (ii) has full power and authority to execute and deliver the Agreement and the Reimbursement Agreement, and to perform the obligations as contemplated thereunder.


         (b) Neither the execution and delivery of the Reimbursement Agreement or the Agreement, nor the consummation of the transactions contemplated thereby, nor the fulfillment of or compliance with the terms and conditions of the Reimbursement Agreement or the Agreement, will, to the best knowledge of the Obligor, violate the Articles of Incorporation or By-Laws of the Obligor, any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which the Obligor is now a party or by which it or any of its properties or assets is bound, or will be in conflict with, result in a breach of, or constitute a default (with due notice or the passage of time or both) under, any such indenture, agreement, or other instrument.

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         (c)  The Agreement and the Reimbursement Agreement have been duly authorized, executed and delivered and are each valid and binding obligations of the Obligor enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect from time to time affecting the enforceability of creditors' rights generally or by general principles of equity.

         (d) The Obligor intends to occupy the Project or cause the Project to be occupied and to operate or cause it to be operated at all times during the term of the Agreement for Project Purposes and does not know of any reason why the Project will not be so used by it in the absence of supervening circumstances not now anticipated by it or beyond its control.

         (e) The Project will be constructed and installed in such manner as to conform with all applicable zoning, planning, building and other regulations of governmental authorities having jurisdiction of the Project, all necessary utilities are or will be available to the Project, and the Obligor has obtained or will obtain all requisite zoning, planning, building, environmental or other permits necessary for the construction of the Project for Project Purposes, and additional permits necessary for the use of the Project are expected to be obtained upon application at the appropriate times.

         (f) The Obligor's estimates of Project Costs, the Completion Date and period of usefulness of the Project which were supplied to the Issuer have been made in good faith and are fair, reasonable and realistic.

         (g) No litigation or governmental proceeding is pending or, to the best knowledge of the Obligor threatened against the Obligor which could have a material adverse effect on its financial condition or business, or its power to borrow or repay the Loan.

         (h) The Obligor does not have any material contingent obligations which are not disclosed in writing to the Bank.

         (i) All representations and warranties in the Reimbursement Agreement are incorporated herein as set forth therein.

         (j)  The Project qualifies as a "project" under the Act.

         (k) The financing of the Project will result in the creation of approximately 80 new jobs and will not result in the transference of employment of more than 20 full-time employees from another municipality to the Municipality without the Obligor first obtaining the prior written consent of any municipality from which such employment is to be transferred.


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        (l)     All the net Bond proceeds from the sale of the Bonds will be expended on the Project to be owned by the Obligor, except for proceeds used for the payment of costs of issuing the Bonds. Substantially all (at least 95%) of the costs of the Project are for the acquisition or construction of land or property of a character subject to the allowance for depreciation. No costs of the Project to be financed from the proceeds of the Bonds were paid for or incurred prior to official action being taken by the Issuer on the Inducement Date. As of the date hereof, no portion of the Project has been placed in service by the Obligor.

        (m) There are no other bond issues, which together with the Bonds, are to be used with respect to a single building, an enclosed shopping mall or strip of offices, stores or warehouses using substantial common facilities.

        (n) No portion of the Board proceeds will be used to provide any airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

        (o) Less than 25% of the Bond proceeds are to be used directly or indirectly for the acquisition of land used for other than farming purposes, and no portion of the Bond proceeds is to be used, directly or indirectly for the acquisition of land used for farming purposes.

        (p) None of the Bond proceeds is to be used for the acquisition of any property (or an interest therein) the first use of which property is not pursuant to such acquisition.

        (q) Substantially all (at least 95%) of the net proceeds of the Bonds (face amount, less qualified credit enhancement fees, plus earnings on Bond proceeds deposited in the Project Fund) will be used to provide manufacturing facilities within the meaning of Code Section 144(a)(12)(C). For this purpose, the term "manufacturing facility" means any facility which is used in the manufacturing or production of tangible personal property (including the processing resulting in a change in the condition of such property). The term "manufacturing facility" includes facilities which are directly related and ancillary to a manufacturing facility (determined without regard to this sentence) if a) such facilities are located on the same site as the manufacturing facility and b) not more than 25% of the net proceeds of the Bonds are used to provide such facilities. The Obligor, for purposes of this representation, is able to meet all of the criteria below regarding manufacturing facilities. Office space is directly related and ancillary to a manufacturing facility where such office is located on the premises of the manufacturing facility and not more than a de minimis (5%) portion of the functions to be performed at such office is directly related to the day-to-day operations at such manufacturing facility. Facilities for the short-term warehousing of raw materials incidental to production, or the temporary warehousing of finished product constitutes facilities directly related and


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    ancillary to a manufacturing facility.  An on-site laboratory whose purpose is to test the manufactured product for quality or to experiment with different materials which might be used as raw materials for the product may be directly related and ancillary to a manufacturing facility.
    Loading docks or rail spurs to unload raw materials or load finished products may be directly related and ancillary. Forklifts or similar equipment are directly related and ancillary to a manufacturing facility, but trucks or vans to deliver the final product are not. A showroom staffed with full-time sales personnel is outside the scope of a manufacturing facility.

        (r) The Obligor expects to cause the Project to be utilized for manufacturing activities for the term the Bonds will be outstanding.

        (s) Except as is permitted by Code Section 149(b), the Bonds are not federally guaranteed within these provisions; specifically the payment of principal or interest with respect to the Bonds is not guaranteed in whole or in part by the United States or any agency or instrumentality thereof; the Bonds are not issued as part of an issue a significant portion of the proceeds of which is to be used in making loans the payment of principal or interest with respect to which is to be guaranteed in whole or in part by the United States or any agency or instrumentality thereof, or invested directly or indirectly in federally insured deposits or accounts; and the payment of principal or interest on the Bonds is not otherwise indirectly guaranteed in whole or in part by the United States or an agency or instrumentality thereof.

        (t) The sum of the authorized face amount of the Bonds allocable to each test-period beneficiary (as defined in Code Section 144(a)(10)) plus the respective aggregate face amount of all tax-exempt facility related bonds presently outstanding (not including any obligations which are to be redeemed from the proceeds of the Bonds) which are allocable to each test-period beneficiary does not exceed $40,000,000. The Obligor will not sell, lease or enter any other arrangement having the effect of causing another person to become a beneficiary of the Bond financed facility the test-period which would have the effect of making interest on the Bonds includible in the gross income for Federal income tax purposes of the holder thereof.

        (u) No more than 2% of the "issue price" of the Bonds will be used for any costs of insurance of the Bonds.

        (v) The weighted average maturity of the Bonds does not exceed 120% of the weighted average reasonably expected economic life of the Project financed with the net proceeds of the Bonds pursuant to Code Section 147(b).

        (w) No more than 25% of the net proceeds of the Bonds will be used to provide a facility the primary purpose of which is one of the following: retail food and beverage service, automobile sales or service, or the provision of recreation or entertainment pursuant to Code Section 144(a)(8)(A).


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
          (x) No portion of the proceeds of the Bonds will be used to provide any of the following: any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard, and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, or racetrack pursuant to Code Section 144(a)(8)(B).

          (y) There are no "private activity bonds" as defined in Section 103 of the Code, either (i) outstanding on the Effective Date, the proceeds of which have been or shall be used with respect to any facility located in the Municipality of which the Obligor or a related person to the Obligor is a principal user or (ii) delivered or to be delivered within 30 days of the Effective Date, which are or have been marketed pursuant to a common plan of marketing with the Bonds, with respect to any facility of which the Obligor or a related person to the Obligor is a principal user.

          (z) The face amount of the Bonds, plus the aggregate amount of capital expenditures (excluding capital expenditures paid for with proceeds of the Bonds) by the Obligor, any related person thereto, any principal user of the Project, and any person related thereto (all within the meaning ascribed in Code Section 144(a)(4)) in the Municipality and areas contiguous thereto or attributed to the Municipality beginning three years before the Effective Date and ending three years after the Effective Date do not and will not exceed $10,000,000. In addition, the Obligor will not violate any other provisions of the Code relating to the foregoing.

          (aa) No expenditures for the Project were made prior to 60 days before the Issuer adopted its official intent resolution for the Project on the Inducement Date.

          (bb) The Project has not been "placed in service" more than 18 months prior to the date of issuance of the Bonds and no expenditure to be reimbursed with proceeds of the Bonds was made more than three years prior to the date of issuance of the Bonds.

          (cc) Other than the Bonds there are no other tax exempt obligations issued for the benefit of the Obligor or any "related person" which were or are to be sold (a) within 15 days of the date of issuance of the Bonds, (b) pursuant to the same plan of financing as the Bonds, and (c) payable from the same source of funds as the Bonds.

          (dd) All representations and warranties of the Obligor set forth in the Non-Arbitrage and Tax Compliance Certificate of the Obligor dated the Effective Date (including exhibits thereto) are true and correct as of that date.

     Section 1.2 Additional Covenants. The Obligor hereby convenants that unless notified otherwise by Bond Counsel, the Obligor will comply with the following:

          (a) Any proceeds received upon the sale of any of the property which is included in the Project (i) will be invested at a yield not in excess of the yield on the





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
     Bonds and used for the purpose of redeeming the Bonds at the first subsequent call date, or (ii) will be used for the purpose of acquiring property performing the same function as the disposed Project property.

          (b) If part or all of the Project wears out or becomes obsolete so that it is no longer functional to the Obligor and the Obligor deems it appropriate to dispose of such portion of the Project and, only if, the Obligor or any related party thereto receives no economic benefit from the disposal thereof, then the Obligor may dispose of such property other than as provided in (a) above.

     Section 1.3 Issuer Findings and Representations.

     (a) The Issuer has found that the Project and the financing thereof through issuance of the Bonds will promote the public purposes of the Act and the public welfare by encouraging and assisting the location, purchase, construction, reconstruction, modernization, improvement, maintenance, repair, furnishing, equipping and expansion by industrial and commercial enterprises of their facilities within the State and the alleviation and prevention of conditions of unemployment and be otherwise strengthening the economy of the State and its municipalities.

     (b) Based upon the advice of Bond Counsel, the Issuer has the necessary power under the Act, and has duly taken all action on its part required to authorize, execute and deliver the Agreement and to issue the Bonds. The execution and performance by the Issuer of its obligations under this Agreement will not violate or conflict with any instrument by which the Issuer or its properties are bound.

     (c) All of the proceedings approving the Agreement and the Indenture relating to the Bonds were conducted by the Issuer at meetings which complied with Act 267, Michigan Public Acts, 1976, as amended.

     (d) Any member of the Board of Directors of the Issuer who is directly or indirectly a party to or in any manner whatsoever interested in the Agreement, the Indenture, the Bonds or the proceedings related thereto abstained from participating in and voting in any proceedings relating to issuance of the Bonds.

     Section 1.4 Additional Bonds. At the request of the Obligor the Issuer may, but shall not be required to, authorize the issuance of the Additional Bonds in accordance with Section 112 of the Indenture. Additional Bonds shall not be issued without the prior written consent of the Bank. The terms of any Additional Bonds shall be approved in writing by the Obligor. Additional Bonds may be issued only to finance any one or more of the following: (i) the costs of making Improvements to the Project; (ii) the refunding of all or any part of the Bonds; and (iii) the Issuance Costs relating to the Additional Bonds and other costs reasonably related to the financing as shall be agreed upon by the Obligor and the Issuer. Any Improvements to the Project acquired with the proceeds of the Additional Bonds shall become a part of the Project and shall be included under the Agreement. Refusal for any reason by the Issuer to issue Additional Bonds shall not release the Obligor from any provisions of the Agreement.


                                   ARTICLE II

                       THE BONDS AND THE PROCEEDS THEREOF

        Section 2.1 The Bonds. The Issuer has authorized the issuance and sale of the Bonds. Upon issuance and delivery, the proceeds of the sale of the Bonds derived by the Issuer shall be deposited with the Trustee as follows:
(a) in the Bond Fund, a sum equal to the accrued interest, if any, on the Bonds and (b) in the Project Fund the balance of the proceeds of the Bonds. The obligations of the Issuer and the Obligor under the Agreement are expressly conditioned upon delivery of the Bonds and receipt of the proceeds thereof.

        Section 2.2 Issuer Action on Redemption. The Issuer shall, at the request of the Obligor in the case of an optional redemption or at the request of the Trustee in the case of a mandatory redemption on expiration of the Credit Facility, a mandatory redemption on Determination of Taxability or mandatory redemption from Surplus Bond Proceeds, forthwith take all steps as may be necessary under the Indenture to effect the earliest practicable redemption, as provided under the Indenture, of any or all of the Bonds or portions thereof as may be specified by the Obligor or Trustee, as the case may be.

        In the event of an optional redemption, mandatory redemption on Determination of Taxability or mandatory redemption on expiration of the Credit Facility, unless such redemption is effected in connection with a refunding, the Obligor will pay or cause to be paid pursuant to a draw on the Credit Facility an amount equal to the applicable redemption price as a prepayment of the principal amount of the Loan corresponding to such Bonds or portions thereof, together with premium, if any, and interest accrued to the redemption date.

        In the case of an Extraordinary Optional Redemption, the Obligor's direction to the Issuer to redeem shall be given, if at all, within six months following the occurrence of the event giving rise to such redemption.

        In the event the Obligor receives notice under the provisions in the Bond Form Appendix entitled Mandatory Redemption on Determination of Taxability that a proceeding has been instituted which could lead to a determination that interest on the Bonds is includable in gross income for federal income tax purposes and the resultant Mandatory Redemption on Determination of Taxability, the Obligor shall promptly notify the Trustee, the Bank and the Issuer of such proceeding.

        Section 2.3 Investment of Bond Fund and Project Fund; Non-Arbitrage Covenant. Any moneys held as part of the Bond Fund or Project Fund shall be invested, reinvested or applied by the Trustee in accordance with and subject to the conditions of Article VII of the Indenture.

The Obligor and the Issuer shall make no use of the proceeds of the Bonds, or any funds which may be deemed to be proceeds of the Bonds pursuant to Section 148 of the Code and the applicable regulations thereunder, which, if such use had been reasonably expected on the date of issuance of the Bonds, would have caused the Bonds to be "arbitrage bonds" within the meaning of such Section and such regulations, and the Obligor shall comply with the requirements of such Section and such regulations throughout the term of the Bonds as provided by and required in the Non-Arbitrage and Tax Compliance Certificate, the terms of which are incorporated herein and made a part hereof by this reference. The Obligor shall comply, for itself and on behalf of the Issuer, with all requirements of the Code. In particular, the Obligor will compute rebate due, if any, under Section 148 of the Code, pay any rebate due under the Code and retain records as required by the Code.

     Section 2.4 Credit Facility. The Obligor shall cause the Credit Facility to be delivered to the Trustee on or before the Effective Date. The Credit Facility shall (a) be in an amount equal to the aggregate principal amount of the Bonds outstanding from time to time plus 60 days' interest thereon calculated at the Maximum Rate; (b) provide for payment to the extent of the amount specified in the preceding clause (a) in immediately available funds to the Trustee (upon receipt of the Trustee's request for payment of the principal of, premium, if any, and/or interest on the Bonds then outstanding on any Bond Payment Date, Mandatory Repurchase Date, Purchase Date or redemption date pursuant to the Indenture); and (c) provide an expiration date no earlier than the earliest of
(i) the payment in full by the Bank of funds authorized to be drawn thereunder so that there are no Outstanding Bonds, (ii) the honoring by the Bank of a draft on the Credit Facility for all Outstanding Bonds, (iii) a stated expiration date, (iv) the day after any Fixed Rate Conversion Date if the Obligor so elects, or (v) the sixteenth day following an Event of Default pursuant to
Section 801(d) of the Indenture. The Obligor will cause any extension of the Credit Facility to be deposited by the Bank with the Trustee on or before the extension date. Each extension of the Credit Facility shall be satisfactory in form and substance to the Trustee. On each extension date the Obligor will deliver the items required by Section 210 of the Indenture. The Obligor shall have the right to provide a Substitute Credit Facility in accordance with
Section 210 of the Indenture at least 60 days prior to the last Interest Payment Date prior to the expiration of the Credit Facility or Substitute Credit Facility then in effect.

     Section 2.5 Tender. The Issuer agrees to cause the Trustee in the Indenture to act as tender agent for the Obligor in connection with certain tenders of Variable Rate Bonds and as tender agent for the Bank in connection with certain other tenders of Variable Rate Bonds, all as provided in Article II of the Indenture.

     Section 2.6 Remarketing Agent. The Obligor hereby approves of the appointment of McDonald & Company Securities, Inc., as the initial Remarketing Agent and further covenants and agrees that without prior written notice to the Trustee, and without approval by the Bank which approval shall not be unreasonably withheld, it will not change the Remarketing Agent.

     Section 2.7 Right to Exercise Conversion Option. Subject to the ability of the Obligor to satisfy certain conditions described in the Indenture, the right is reserved to the Obligor, upon receipt of prior approval from the Bank, to exercise the conversion option in accordance with the Indenture.

     Section 2.8 Rebate Account. The Obligor covenants and agrees that it will maintain on its books and records a "Rebate Account" detailing, in writing, compliance with Section 2.3 hereof. Any moneys deposited into the Rebate Account shall be disbursed in accordance with Section 2.3 hereof.

                                  ARTICLE III

                          THE LOAN AND LOAN REPAYMENTS

     Section 3.1 The Loan. Concurrently with the delivery of the Bonds, the Issuer will, upon the terms and conditions of the Agreement, lend to the Obligor, by deposit of the proceeds thereof with the Trustee in the Project Fund, an amount equal to the principal amount of the Bonds for application to Project Costs. The accrued interest, if any, received by the Issuer upon the sale of the Bonds shall be deposited into the Bond Fund and shall be applied to the first interest due on such Bonds.

     Section 3.2 Loan Repayments; Credit Facility. Except as hereinafter provided, the Obligor shall pay or cause to be paid, in immediately available funds, to the Trustee, for the account of the Issuer, loan repayments corresponding to the principal, premium, if any, and interest payments on the Bonds (the "Loan Repayments"); in lieu of such payments, the Trustee shall draw on the Credit Facility, pursuant to Section 209 of the Indenture, amounts equal to such Loan Repayments. So long as the Credit Facility is in effect, the Loan Repayments representing principal of, premium, if any, and interest payments on the Bonds shall be made by deposits of the proceeds of drawings under the Credit Facility and the Obligor shall reimburse the Bank in accordance with the Reimbursement Agreement. In addition, the Obligor shall pay or cause to be paid Loan Repayments in installments equal to (a) the principal of the Bonds maturing or subject to redemption on any Bond Payment Date, (b) the interest on the Bonds at the interest rate then in effect, due on each Bond Payment Date and (c) any premium required to be paid on the Bonds.

     Payments of the principal of, premium, if any, or interest on the Bonds shall be made solely from the Security, including draws under the Credit Facility (except with respect to premium, unless the Credit Facility has been amended to cover premium on the Bonds). The Obligor's obligation to make Loan Repayments is and shall remain unconditional regardless of the sufficiency and availability of Available Moneys to make such payments.

     With the prior written approval of the Bank and written notice to the Issuer and the Trustee, the Obligor may prepay in whole or in part amounts due on account of the Loan Repayments or for the redemption of Bonds prior to maturity or purchase, but such prepayment shall not in any way alter or suspend any of the obligations of the Obligor under the terms of the Agreement and the Obligor shall continue to perform and be responsible for the performance of all other terms and provisions. Such notice shall be given at least 10 Business Days before the Trustee is to give notice of any related redemption pursuant to Article IV of the Indenture. The Issuer agrees that the Trustee may accept such prepayments when the same are tendered by the Obligor and that such prepayments may be directed by the Obligor to be used for credit on Loan Repayments or for the redemption or purchase of Bonds in the manner and to the extent provided herein and in the Indenture.

     In the event the Obligor prepays Loan Repayments in the following manner and in accordance with the provisions of the Indenture: (a) in Available Moneys, after delivering the No Act of Bankruptcy Certificate attached hereto as Exhibit D to the Trustee or (b) by causing the Trustee to draw on the Credit Facility, for deposit in the Bond Fund in an amount of money (or in any other manner satisfactory to the Trustee) which, together with amounts then on deposit in the Bond Fund and available therefor, shall be sufficient (i) to retire and redeem at the earliest date(s) permitted under the Indenture all of the then outstanding Bonds and (ii) to pay any interest accruing on the Bonds to maturity or redemption, and shall also make provision satisfactory to the Issuer and the Trustee for all fees, costs and expenses specified in Article V hereof accruing through the final payment of the Bonds, then the Loan shall be deemed fully repaid and canceled, and the lien of the Indenture shall be discharged, except for the provisions providing for payment of principal of, premium, if any, and interest to the Bondholders.


                                   ARTICLE IV

                          INSTALLATION OF THE PROJECT

     Section 4.1 Project Fund Disbursements. There is established with the Trustee under the Indenture the Project Fund, the moneys in which, subject to the terms hereof and of the Indenture, and subject to the security interest therein granted by the Obligor to the Issuer, shall be the property of the Obligor. Unless an Event of Default has occurred and is continuing which the Trustee is required to take notice of or is deemed to have notice of pursuant to
Section 901(h) of the Indenture, the Trustee, as authorized by the Bank pursuant to the Indenture, shall disburse to or for the benefit of the Obligor out of the Project Fund the lesser of (a) the Project Costs, or (b) the proceeds of the Bonds deposited in the Project Fund and investment income in the Project Fund. Such disbursements shall be made from time to time to pay Project Costs, so long as there are moneys in the Project Fund, upon presentation of Requisition Certificate(s) executed by the Obligor and approved for payment by the Bank. The Trustee may also disburse moneys out of the Project Fund to or for the benefit of the Issuer upon the Obligor's failure to pay the fees, costs and expenses of the Trustee or Issuance Costs as required by Section 5.2 hereof upon presentation of a Requisition Certificate executed by the Issuer for such purpose.

     Disbursements from the Project Fund shall be made no more often than monthly upon the Trustee's receipt of an executed and approved Requisition Certificate.

     The Obligor shall also deliver or cause to be delivered to the Trustee with a Requisition Certificate such documents and certificates as may be required by the Bank, it being understood that the Trustee shall have no duty to review such documents and certificates nor shall it be required to approve same.

     Upon the occurrence of an Event of Default under the Indenture, any moneys in the Project Fund shall be transferred by the Trustee to the Bond Fund.

     Upon request and with reasonable notice, the Obligor shall permit the Trustee or the Issuer or its authorized agents to audit the records of the Obligor relating to Project Costs during normal business hours.

     Section 4.2 Obligation of the Obligor to Complete the Project. The Obligor shall proceed with reasonable dispatch to complete the Project substantially in accordance with the Plans. The Obligor may revise the Plans, subject to the General Limitations and under the conditions contained in this section.

     The Issuer makes no warranty, either express or implied, and offers no assurance as to the condition of the Project or that the Project is or will be suitable for the Obligor's purposes, or that the proceeds derived from the sale of the Bonds will be sufficient to pay all Project Costs, and the Issuer shall not be liable to the Obligor if for any reason the Project is not completed. In the event moneys in the Project Fund are insufficient to pay all Project Costs, the Obligor will complete the Project and pay the Project Costs in excess of the sum of moneys available in the Project Fund. By reason of the payment of any such portion of the Project Costs, the Obligor shall not be entitled to any reimbursement from the Issuer, the Trustee or the holders of the Bonds in respect thereof or to any diminution or abatement in the Loan Repayments payable under the Agreement.

     Section 4.3 Completion Certificate. The Obligor shall as promptly as practicable file with the Trustee, the Issuer and the Bank a certificate substantially in the form of Exhibit C attached hereto when the Project is complete. All moneys deposited in the Project Fund and not needed, as of the Completion Date, to pay or reimburse Project Costs (which money shall be used for such purposes if needed), shall, upon receipt of such certificate, and in any event on the third anniversary hereof be deemed Surplus Bond Proceeds and shall be immediately transferred to the Bond Fund to be applied by the Trustee in the manner provided in Section 4.4 of this Agreement.

     Section 4.4 Use of Surplus Bond Proceeds. All moneys transferred to the Bond Fund pursuant to the provisions of Section 4.3, Section 6.1 and Article VII hereof ("Surplus Bond Proceeds") shall be applied by the Trustee for redemption of the Bonds pursuant to Mandatory Redemption from Surplus Bond Proceeds as provided in the Bond Form Appendix to the Indenture or reimbursement of the Bank for honoring a drawing under the Credit Facility for such purpose, or may be used for any other purpose approved in writing by the Bank which is permitted by the Act and which, in the opinion of Bond Counsel, will not affect the exclusion from gross income for federal income taxation purposes of interest on the Bonds. Prior to such use, such Surplus Bond Proceeds shall not be invested at a yield in excess of the yield on the Bonds, unless, in the opinion of Bond Counsel, the investment of Surplus Bond Proceeds at a yield in excess of the yield on the Bonds will not affect the exclusion from gross income for Federal income tax purposes of the interest on the Bonds.

        In no event shall Surplus Bond Proceeds so transferred to the Bond Fund or the investment income thereon be used to pay interest on the Bonds.


                                   ARTICLE V


                   OTHER PECUNIARY OBLIGATIONS OF THE OBLIGOR

        Section 5.1 Taxes and Other Costs. The Obligor shall promptly pay, as the same become due, all lawful taxes and governmental charges of any kind whatsoever, including without limitation income, profits, receipts, business, property and excise taxes, with respect to any estate, interest, documentation or transfer in or of the Project, the Agreement, the Loan or any payments with respect to the foregoing, the costs of all building and other permits to be procured, and all utility and other charges and costs incurred in the operation, maintenance, use, occupancy and upkeep of the Project. The Obligor shall furnish the Issuer upon request proof of payment of any such taxes, charges or costs. The Obligor may in good faith contest, and during such contest not pay, any such taxes, charges and costs, as provided in the Reimbursement Agreement.

        Section 5.2 Issuer Fees and Expenses. The Obligor shall pay all Issuance Costs and other reasonable out-of-pocket costs and expenses of the Issuer incidental to the performance of its obligations under the Agreement, the Indenture and with respect to its authorization, sale and delivery of the Bonds, or reasonably incurred by the Issuer in enforcing the provisions of the Agreement or the Indenture.

        Section 5.3 Fees and Expenses of the Trustee and Remarketing Agent. The Obligor shall pay the reasonable fees, costs and expenses and advances of the Trustee, and the Remarketing Agent under the Indenture for services rendered in connection with the Bonds, the duties and services of such Trustee being set out in the Indenture, and it shall pay the Trustee, in addition, all reasonable out-of-pocket counsel fees, taxes and other fees, costs and expenses reasonably incurred by the Trustee in performing its duties as Trustee and in entering into the Indenture. All such payments shall be made as statements are rendered and shall be made by the Obligor directly to the Trustee except to the extent fees and expenses of the Trustee incurred in connection with the issuance of the Bonds are paid from proceeds of sale of the Bonds.

     Section 5.4  Indemnification of the Issuer.

     (a) The Issuer and its members, officers, agents, employees and any other Person acting for or on behalf of the Issuer (hereinafter, the "Indemnified Persons") shall not be liable to the Obligor for any reason. The Obligor shall indemnify and hold the Issuer and the Indemnified Persons harmless from any loss, expense (including reasonable counsel fees), or liability of any nature due to any and all suits, actions, legal or administrative proceedings, or claims arising or resulting from, or in any way connected with:

          (i) the financing, installation, operation, use, or maintenance of the Project,

          (ii) any act, failure to act, or misrepresentation by any person, firm, corporation or governmental agency, including the Issuer, in connection with the issuance, sale, remarketing or delivery of the Bonds, or

          (iii) any act, failure to act, or misrepresentation by the Issuer in connection with this Agreement or any other document involving the Issuer in this matter.

If any suit, action or proceeding is brought against the Issuer or any Indemnified Person, that action or proceeding shall be defended by counsel to the Issuer or the Obligor, as the Issuer shall determine. If the defense is by counsel to the Issuer which is the Attorney General of the State, or may in some instances be private, retained counsel, the Obligor shall indemnify the Issuer and Indemnified Persons for the reasonable cost of that defense including reasonable counsel fees. If the Issuer determines that the Obligor shall defend the Issuer or Indemnified Person, the Obligor shall immediately assume the defense at its own cost. The Obligor shall not be liable for any settlement of any proceedings made without its consent (which consent shall not be unreasonably withheld).

     (b) The Obligor shall also indemnify the Issuer for all reasonable costs and expenses, including reasonable counsel fees, incurred in:

          (i) enforcing any obligation of the Obligor under this Agreement or any related agreement,

          (ii)  taking any action requested by the Obligor,

          (iii) taking action required by this Agreement or any related agreement, or

          (iv) taking any action considered necessary by the Issuer and which is authorized by this Agreement or any related agreement.

    (c) The obligations of the Obligor under this section shall survive any assignment or termination of this Agreement.

    (d) The Obligor shall not be obligated to indemnify the Issuer or any Indemnified Person under subsection (a), if a court with competent jurisdiction finds that the liability in question was caused by the willful misconduct or sole gross negligence of the Issuer or the involved Indemnified Person(s), unless the court determines that, despite the adjudication of liability but in view of all circumstances of the case, the Issuer or the Indemnified Person(s) is (are) fairly and reasonably entitled to indemnity for the expenses which the court considers proper.

     Section 5.5 Indemnification of the Trustee. The Obligor shall indemnify and hold the Trustee harmless against any loss, liability or expense, including reasonable attorneys' fees, or settlement costs incurred without breach of the required standard of care set forth in the Indenture arising out of or in connection with claims or actions taken under or pursuant to the Indenture, including the costs and expenses of defense including counsel selected by the Trustee against any such claim or action or liability. Notwithstanding anything to the contrary in this Agreement, the Obligor expressly acknowledges and agrees that the obligations and liabilities of the Obligor as set forth in this
Section 5.5 shall survive the resignation or removal of the Trustee.

     Section 5.6 Insurance. The Obligor shall continuously insure against such risks and in such amounts as are required under the Reimbursement Agreement.

                                   ARTICLE VI

                              PROJECT MAINTENANCE

     Section 6.1 Maintenance and Operation. The Obligor, at its expense, shall maintain the Project in good condition, repair and working order, and shall make or cause to be made from time to time all necessary repairs, renewals and replacements, ordinary wear and tear and obsolescence excepted. Any machinery and equipment comprising a portion of the Project and purchased with Bond proceeds may not be removed from the site of the Project unless (i) other machinery and equipment of equivalent or greater value and utility is substituted therefor or (ii) the proceeds of the sale of such machinery and equipment are used in accordance with Section 1.2(a) hereof subject to the provision of Section 1.2(b) hereof; provided that the Obligor receives an opinion of Bond Counsel that noncompliance with (i) or (ii) above will not affect the exclusion of interest on the Bonds for federal income tax purposes under the Code and the Act.

     Section 6.2 Remodeling and Modifications. The Obligor may remodel or modify the Project as it, in its discretion, may deem to be desirable for its uses and purposes or that of its tenant; provided that such remodeling or modifications shall not violate the General Limitations. The cost of such remodeling, modifications or improvements shall be paid by the Obligor.

                                 ARTICLE VII

                     DAMAGE TO PROJECT AND CONDEMNATION

    In the event (i) the Project is damaged or destroyed, or (ii) failure of title to all or part of the Project occurs or title to or temporary use of the Project is taken in condemnation or by the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Obligor shall promptly give written notice thereof to the Issuer, the Trustee and, if the Credit Facility is in effect at the time, the Bank. As soon as practicable the Obligor shall elect in writing to the Issuer, the Bank and the Trustee, and with the consent of the Bank as required by the Reimbursement Agreement, whether to deposit insurance or condemnation proceeds in the Project Fund or in the Bond Fund. If the Obligor shall elect to deposit such proceeds in the Project Fund, it shall proceed to restore the Project with reasonable dispatch, and such moneys shall be disbursed in accordance with Section 4.1 of this Agreement. If the Obligor shall elect to deposit such proceeds in the Surplus Bond Proceeds Account in the Bond Fund, such proceeds shall be used to redeem the Bonds to the extent of such proceeds in the manner provided in the Indenture for Mandatory Redemption from Surplus Bond Proceeds. As long as any of the Bonds are outstanding, absent an approving opinion of Bond Counsel, all such funds shall not be invested at a yield in excess of the yield on the Bonds prior to its expenditure.

                                ARTICLE VIII

                    ACTIONS AFFECTING OBLIGOR AND ISSUER
                 INTERESTS IN THE AGREEMENT AND THE PROJECT

    Section 8.1 Assignment of the Agreement. The Issuer shall assign its rights under and interest in the Agreement (except Reserved Rights) and in all moneys deposited in the various Funds under the Agreement and the Indenture to the Trustee pursuant to the Indenture as security for payment of the principal of and interest on the Bonds, and such assignment shall entitle the Trustee to enforce any obligation of the Obligor under the Agreement. The Obligor hereby consents to any and all assignments described in the preceding sentence or set forth in the Indenture. The Issuer shall not amend the Indenture without the written consent of the Obligor, the Trustee and the Bank, as provided in the Indenture.

    Pursuant to the Act, the assignment of the Issuer's rights and interests pursuant to this Section 8.1 shall be valid and binding from the time this assignment is made. The money or property pledged and thereafter received by the Issuer immediately shall be subject to a lien in favor of the Trustee without a physical delivery, filing, or any further act. The lien of the Trustee shall be valid or binding as against parties having claims of any kind in tort, contract, or otherwise, against the Issuer irrespective of whether the parties have notice. Neither this

Agreement, the Indenture, nor any other instrument by which the assignment is made need be filed or recorded.

    Section 8.2 Obligor's Interest in the Agreement. The Obligor shall not assign or transfer its rights or obligations under the Agreement, except as permitted in the Agreement or consented to by the Bank and the Trustee and as long as the General Limitations are complied with.

    Section 8.3 Liens by the Obligor. The Obligor shall not create or permit the creation of any lien, encumbrance or charge upon the Project except Permitted Encumbrances.

    Section 8.4 Security Interest in the Project Fund. To better secure its obligations hereunder, including the obligation to pay Loan Repayments, as and when they are due, the Obligor hereby grants a security interest in the moneys at any time held in the Project Fund, and any proceeds thereof, to the Issuer and the Bank (to the extent the Trustee is directed to disburse such moneys to the Bank pursuant to the Indenture) to be perfected by possession of such moneys in the Project Fund by the Trustee and held therein for the benefit of the Bondholders and Bank as provided in the Indenture.


                                 ARTICLE IX

                     FURTHER OBLIGATIONS OF THE OBLIGOR

    Section 9.1 Compliance with Laws. The Obligor shall, throughout the term of the Agreement and at no expense to the Issuer, promptly comply or cause compliance with all legal requirements of duly constituted public authorities which are applicable to the Project or to the repair and alteration thereof, or to the use or manner of use of the Project. Notwithstanding the foregoing, but subject to the General Limitations, the Obligor may exercise its rights to contest the legality of any such legal requirement as applied to the Project provided that in the opinion of Counsel such contest shall not in any way materially adversely affect or impair the obligations of the Obligor under the Agreement or the exclusion of interest on the Bonds from gross income for Federal income tax purposes.

    Section 9.2 Maintenance of Assets; Ownership of Project.

    (a) The Obligor, unless and until the Project shall be sold and transferred to a new owner under paragraph (b) or (c) of this Section 9.2, will do or cause to be done all things necessary to perform its obligations under this Agreement and the other documents contemplated hereby and by the Reimbursement Agreement. Except as provided in paragraph (b), the Obligor shall not cause or permit the Project or any interest therein to be sold, assigned or transferred.

    (b) So long as no Event of Default shall have occurred and be continuing hereunder, the Project may be conveyed and transferred and this Agreement assigned in whole or in part to a new owner which assignment must be in compliance with the General Limitations and

(i) without the consent of the Bank, the Trustee or any Bondholder in accordance with the Reimbursement Agreement, so long as the new owner is a partnership or other legal entity owned or controlled by the shareholders of the Obligor, or (ii) with respect to an unrelated new owner, in whole with the consent of the Bank, and without the consent of the Trustee or any Bondholder; provided that in each case (I) the new owner shall be a partnership or other legal entity duly organized and validly existing in good standing under the laws of any state and is qualified to do business in Michigan and shall assume in writing the obligations of the Obligor under this Agreement and the other documents contemplated hereby and (II) the Obligor shall, at least 30 days prior to any such assignment or transfer, provide the Issuer and the Trustee with written notice of such transfer accompanied by a copy of the assumption agreement and an opinion of nationally recognized bond counsel that such transfer will not cause or result in interest on the Bonds to be included in gross income for federal income tax purposes.

    (c) The Obligor shall at all times operate or cause to be operated the Project in strict compliance with the terms of this Agreement so that it fulfills the public purposes of the Act.

    Section 9.3 General Limitations with Respect to Non-Impairment of Tax-Exempt Status of the Bonds. Notwithstanding any other provisions of the Agreement or any rights of the Obligor under the Agreement, the Obligor shall not take or permit to be taken by its agents or assigns any action which, or fail to take any reasonable action the omission of which, would

           (i) impair the exclusion of interest on the Bonds from gross income for Federal income tax purposes; or

          (ii)  affect the validity of the Bonds under the Act; or

         (iii) materially alter the scope, character, value, operation or utility of the Project.

The Issuer and the Trustee, upon notification of action to be taken by the Obligor or prior to taking any action requested by the Obligor under the Agreement, which action in the reasonable judgment of the Trustee or the Issuer violates the foregoing General Limitations, may require, at the expense of the Obligor, an opinion of Counsel or an Engineer or both, as may be appropriate, in writing with respect to compliance with the foregoing General Limitations.

    Section 9.4 Access to Project and Records. Subject to reasonable security and safety regulations and reasonable requirements as to notice, the Trustee, the Bank and their duly authorized agents shall have the right at all reasonable times to enter and inspect the Project. The Trustee and the Bank shall also have the right to inspect the books and records of the Obligor pertaining to the Project and the Security (as defined in the Indenture), subject to reasonable requirements as to notice and during regular business hours.

    Section 9.5 Requirements of Tenants. The Obligor shall use its best efforts to require each of its tenants occupying space in the Project within three years from the Completion Date as provisions of its lease or by means of a written certificate (a) to warrant and represent that its occupancy of the Project shall not result in the transfer of jobs employing more than 20 full-time employees previously located within another municipality of the State, without first complying with the Act, and (b) to warrant and represent that it will not take or permit to be taken by its agents or assigns any action which, or fail to take any action the omission of which would impair the exclusion of interest on the Bonds from gross income for Federal income tax purposes, including a violation of the capital expenditure limitation of Section 144(a) of the Code and (c) to warrant and represent that it will for a period of three years after the date of original issuance of the Bonds in the case of any tenant who occupies a sufficient portion of the Project to be a principal user of the Project under Section 144(a) of the Code, require each tenant to file with the Obligor an annual report of its applicable capital expenditures, (d) to attach to the lease or certificate, a certificate of applicable capital expenditures within the Municipality for the period of three years prior to the issuance of the Bonds and any contemplated capital expenditures for a period of three years after the issuance of the Bonds, and (e) to attach to the lease or certificate a Prior Issue Certificate in the form attached to the Non-Arbitrage and Tax Compliance Certificate as Schedule C-1.



                                  ARTICLE X

                       EVENTS OF DEFAULT AND REMEDIES

    Section 10.1 Events of Default. The term "Event of Default" shall mean, whenever used in the Agreement, any one or more of the following events:

         (a) Failure by the Obligor to pay any Loan Repayments in the amounts and at the times provided in the Agreement, but if and only if the Bank has, after demand under the Credit Facility, failed to pay the amount of such Loan Repayment as and when due;

         (b) Failure by the Obligor to observe and perform any other obligations in this Agreement on its part to be observed or performed for a period of 30 days after written notice specifying such failure and requesting that it be remedied, given to the Obligor by the Issuer, the Bank or the Trustee; provided, however, that if such Default shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if the Default is correctable without material adverse effect on the Bonds and if corrective action is instituted by the Obligor within such period and is diligently pursued until the Default is corrected.

         (c) Any representation or warranty made by the Obligor in any document delivered by the Obligor to the initial purchasers, the Trustee, the Bank or the Issuer in connection with the issuance, sale and delivery of the Bonds is untrue in any material adverse respect.

         (d)    The occurrence of an Event of Default under the Indenture.

         (e) The occurrence of an Event of Default under the Reimbursement Agreement.

    The Events of Default described in subsection (b) above are also subject to the following limitation: If the Obligor by reason of force majeure is unable to carry out or observe the obligations described in such subsection
(b), the Obligor shall not be deemed to be in breach or violation of this Agreement or in default during the continuance of such inability. The term "force majeure" as used herein shall include, without limitation, acts of public enemies; insurrections; riots; epidemics; landslides; lightning; earthquake; fire; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; civil disturbances; labor disturbances or strikes; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event other than financial inability not reasonably within the control of the Obligor. The Obligor agrees, however, insofar as possible to remedy with all reasonable dispatch the causes preventing it from carrying out its agreement; provided, however, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the exercise of the reasonable discretion of the Obligor.

    Section 10.2 Remedies upon Event of Default. Whenever any Event of Default shall have occurred and be continuing, the Issuer, with the consent of the Trustee, or the Trustee acting alone, shall have and may exercise any one or more of the following remedial powers:

         (a) If the principal of and interest accrued on the Bonds shall have been declared immediately due and payable pursuant to the Indenture, to declare all Loan Repayments payable under Section 3.2 for the remainder of the term of the Agreement to be immediately due and payable, whereupon the same shall become immediately due and payable; provided, however, that if the Trustee shall annul any such declaration pursuant to the Indenture, the declaration provided for in this clause (a) shall be deemed annulled;

         (b) If the principal of and interest accrued on the Bonds shall have been declared immediately due and payable pursuant to the Indenture, to institute any actions or proceedings at law or in equity for the collection of Loan Repayments or other sums due and unpaid under the Agreement, to prosecute any such action or proceeding to judgment or final decree, and to enforce any such judgment or final decree and collect in the manner provided by law any moneys adjudged or decreed to be payable;

         (c) In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Obligor under the Federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Obligor, to file and prove a claim or claims for the whole amount owing under the Agreement plus interest owing and unpaid in respect thereof and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Obligor, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses.

    In case the Trustee or the Issuer shall have proceeded to exercise or enforce any right or remedy under the Agreement and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case, the Obligor, the Issuer and the Trustee shall be restored to its respective rights and positions hereunder and all rights and remedies of the Obligor, the Issuer and the Trustee shall continue as though no such proceeding had been taken, but subject to the limitations of any such adverse determination.

    Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the Indenture, except amounts collected pursuant to Article V for the benefit of the Issuer or the Issuer's Agents, which shall be paid to and retained by the Issuer.

    Section 10.3 Payment of Attorneys' Fees and Other Expenses. In the event the Obligor should default under any of the provisions of the Agreement and the Issuer and/or the Trustee should employ attorneys or incur other expenses for the collection of the Loan or for the enforcement of performance or observance of any obligation of the Obligor in the Agreement or any other document related to the issuance of and security for the Bonds, the Obligor shall on demand therefor pay to the Issuer or the Trustee, or both, as the case may be, the reasonable fees of such attorneys and such other reasonable expenses so incurred.

    Section 10.4 Waivers and Limitation on Waivers. By reason of the assignment of the Issuer's rights and interest in the Agreement to the Trustee, the Trustee shall have the power with the consent of the Bank to, and shall if requested by the Bank, waive or release the Obligor from any Event of Default or the performance or observance of any obligation or condition of the Obligor under the Agreement, provided such waiver or release is not prohibited by the Indenture and the Trustee and the Issuer receive an opinion of Counsel that such action will not impose any pecuniary obligation or liability or adverse consequence upon the Issuer or the Trustee and the Issuer and the Trustee shall have each been provided such indemnification from the Obligor as the Issuer or the Trustee shall deem necessary, and provided that, with respect to a waiver of an Event of Default such waiver shall be limited to the particular Event of Default so waived and shall not be deemed to waive any other Event of Default hereunder nor a waiver of a similar Event of Default on a future occasion.

    No delay or omission to exercise any right occurring upon any Event of Default shall impair any such right or shall be construed to be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. In order to exercise any remedy reserved to the Issuer or the Trustee in this Agreement, it shall not be necessary to give any notice other than such notice as may be herein expressly required. Notwithstanding anything to the contrary contained herein, the Obligor does not waive any statute of limitations under applicable law.


                                   ARTICLE XI

                      OBLIGATIONS OF OBLIGOR UNCONDITIONAL

     Section 11.1 Obligor Obligations. The obligation of the Obligor to make Loan Repayments and the payments required by Article V hereof and to perform its other covenants hereunder shall be absolute and unconditional and shall not be subject to any diminution by right of set-off, counterclaim, recoupment or otherwise. During the term hereof, the Obligor (i) shall not suspend or discontinue its Loan Repayments, (ii) shall perform and observe all of its other obligations contained herein and (iii) except as explicitly permitted herein, shall not terminate the Agreement for any cause including, without limiting the generality of the foregoing, defect in title to the Project, failure to complete the Project, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction or damage to or condemnation of the Project, commercial frustration of purpose, any change in the tax or other law by the United States of America or the State or any political subdivision of either, or any failure of the Issuer to perform and observe any obligation or condition arising out of or connected with the Agreement. This shall not be construed to release the Issuer from the performance of any of its obligations under the Agreement; and in the event the Issuer shall fail to perform any such obligation, the Obligor may institute such action against the Issuer as the Obligor may deem necessary to compel performance; provided, however, that no such action shall violate this Section or diminish Loan Repayments. The Obligor may at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceedings or take any other action involving third persons which the Obligor deems reasonably necessary in order to secure or protect its rights under the Agreement, and in such event the Issuer shall cooperate fully with the Obligor.


                                  ARTICLE XII

                                 MISCELLANEOUS

     Section 12.1 Amounts Remaining in Funds. Any amounts remaining in the Bond Fund, the Purchase Fund or the Project Fund upon expiration or sooner termination of the Agreement as herein provided, after payment in full of the Bonds (or provision therefor) in accordance with the Indenture, and all other costs and expenses of the Obligor specified under Article V, and all amounts owing the Issuer, the Trustee, the Bank, and the Remarketing Agent under the Agreement and the Indenture, shall be paid to the Obligor.

     Section 12.2 Obligor Bound by Indenture. The Indenture has been submitted to the Obligor for examination, and the Obligor, by execution of this Agreement, acknowledges and agrees that it has participated in the drafting of the Indenture and agrees that it has approved the Indenture and agrees that it is bound by and shall have the rights set forth by the terms and conditions thereof and covenants and agrees to perform all obligations required of the Obligor pursuant to the terms of the Indenture.

     Section 12.3 Consents Under the Agreement. All consents permitted or required to be given under the Agreement shall be reasonable and, unless otherwise expressly provided, shall not be unreasonably withheld.

     Section 12.4 Notices. AR notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given on the date shown as delivered when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the Issuer, the Obligor, the Bank, or the Trustee, as the case may be, at the Issuer's Address, the Company's Address, the Bank's Address, or the Trustee's Address, respectively, or hand delivered to the above at its respective addresses. A duplicate copy of each such notice, certificate or other communication given hereunder to the Issuer, the Obligor, the Bank, or the Trustee shall also be given to the others.

     The Issuer, the Obligor, the Bank, and the Trustee may by written notice to the other parties, designate any further or different addresses to which subsequent notices, certificates or communications shall be sent.

     Section 12.5 Amendment. The Agreement may be amended only as provided in the Indenture, and no amendment to the Agreement shall be binding upon either party hereto until such amendment is reduced to writing and executed by the parties hereto.

     Section 12.6 Binding Effect. The Agreement shall be binding upon the parties hereto and upon its respective successors and assigns, and the words "Issuer" and "Obligor" shall include the parties hereto and its respective successors and assigns and include any gender, singular and plural, any individuals, partnerships or corporations.

     Section 12.7 Severability. If any clause, provision or section of the Agreement be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections.

     Section 12.8 Execution in Counterparts. The Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 12.9 Captions and Table of Contents. The captions or headings and the Table of Contents in the Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions of the Agreement.

     Section 12.10 Applicable Law. The Agreement shall be governed in all respects, whether as to validity, construction, performance or otherwise, by the laws of the State.

     IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed as of the day and year first above written.


                                         MICHIGAN STRATEGIC FUND

                                         By  ???
                                            ------------------------------

                                               Its Authorized Officer


                                         MOLMEC, INC.




                                         By  ???
                                            -------------------------------

                                                  Its  Treasurer
                                                      ---------------------

                                   EXHIBIT A



     The Project, located on the Site described below, consists of the acquisition, construction, and equipping of a manufacturing facility and the purchase of machinery and equipment located in the Township of Hartland, County of Livingston, Michigan for use by Molmec, Inc., in the production of prototype molds.



     A legal description of the Site, being the real property on which the Project is located:




                          [SEE ATTACHED SCHEDULE "A"]

                                  Exhibit "A"

PARCEL NO. D
Part of the Northwest 1/4 of Section 28, T3N-R6E, Hartland Township, Livingston County, Michigan, more particularly described as follows: Commencing at the North 1/4 corner of said Section 28, thence along the North line of said Section 28, as monumented, N 86 degrees 42 feet 08 inches W, 1326.61 feet; thence along the West line of the East 1/2 of the Northwest 1/4 of said Section 28 as monumented, S 02 degrees 01 feet 21 inches W, 2111.56 feet; thence 587 degrees 14 feet 18 inches E, 420.65 feet; thence S 02 degrees 45 feet 42 inches W, 75 degrees feet to the POINT OF BEGINNING of the Parcel to be described, thence N 80 degrees 41 feet 26 inches E, 75.00 feet; thence S 25 degrees 49 feet 41 inches E, 375.10 feet; thence S 04 degrees 10 feet 15 inches W, 521.50 feet; thence N 87 degrees 15 feet 03 inches W, along the East-West 1/4 line of said Section, as monumented, 460.00 feet; thence N 04 degrees 10 feet 19 inches S,
441.38 feet; thence N 13 degrees 14 feet 36 inches E, 75.00 feet, to the POINT OF BEGINNING; Containing 5.54 acres, more or less, and subject to and including use of the 66 foot wide Private Easement for Ingress, Egress and Public Utilities as described below. Also subject to the 20 foot wide Easement for Sanitary Sewer and Public Utilities as described below. Also subject to Drainage Easement No. 1 as described below. Also subject to any other easements or restrictions of record.

DESCRIPTION OF A 66 FOOT WIDE PRIVATE EASEMENT FOR INGRESS, EGRESS, PUBLIC UTILITIES AND STORM DRAINAGE
Part of the Northwest 1/4 of Section 28, T3N-R6E, Hartland Township, Livingston County, Michigan, more particularly described as follows: Commencing at the North 1/4 Corner of said Section 28; thence along the North line of said
Section 28, as monumented, N 86 degrees 42 feet 08 inches W, 1326.61 feet; thence along the West line of the East 1/2 of the Northwest 1/4 of said Section 28 as monumented, S 02 degrees 01 feet 21 inches W, 2111.56 feet; thence 587 degrees 14 feet 18 inches E, 420.65 feet; thence S 02 degrees 45 feet 42 inches W, 75.00 feet, to the POINT OF BEGINNING of the 66 foot wide Private Easement for Ingress, Egress, Public Utilities and Storm Drainage to be described, thence S 87 degrees 14 feet 18 inches x. 420.65 feet; thence Southeasterly on an arc right, having a length of 328.36 feet, a radius of 75.00 feet, a central angle of 250 degrees 51 feet 08 inches and a long chord which bears S 38 degrees 11 feet 16 inches W, 122.23 feet; thence Northwesterly on an arc left, having a length of 61.83 feet, a radius of 50.00 feet, a central angle of 70 degrees 51 feet 09 inches, and a long chord which bears N 51 degrees 48 feet 44 inches W, 57.97 feet; thence N 87 degrees 14 feet 18 inches W, 301.72 feet; thence N 02 degrees 01 feet 31 inches E, 66.00 feet, to the POINT OF BEGINNING.

DRAINAGE EASEMENT NO. 1
Part of the Northwest 1/4 of Section 28, T3N-R6E, Hartland Township, Livingston County, Michigan, more particularly described as follows: Commencing at the North 1/4 Corner of said Section 28; thence along the North line of said
Section 28, as monumented, N 86 degrees 42 feet 08 inches W, 1326.61 feet; thence along the West line of the East 1/2 of the Northwest 1/4 of said Section 28 as monumented, S 02 degrees 01 feet 21 inches W, 2111.56 feet; thence S 87 degrees 14 feet 18 inches E, 420.65 feet; thence S 02 degrees 45 feet 42 inches W, 75.00 feet; thence N 80 degrees 41 feet 28 inches E, 75.00 feet, to the POINT OF BEGINNING of the Drainage Easement to be described; thence S 85 degrees 49 feet 41 inches E, 375.10 feet; thence S 04 degrees 10 feet 19 inches W, 145.77 feet; thence N 85 degrees 49 feet 41 inches W, 40.00 feet; thence N 40 degrees 49 feet 41 inches N, 163.72 feet; thence N 04 degrees 10 feet 19 inches E,
20.00 feet; thence N 85 degrees 49 feet 41 inches W, 217.64 feet; thence North on an arc left, having a length of 10.14 feet, a radius of 75.00 feet, a central angle of 07 degrees 45 feet 14 inches and a long chord which bears N 05 degrees 25 feet 49 inches W, 10.14 feet to the POINT OF BEGINNING.

                                  Exhibit "A"

Together with easements over the following described property as set forth in Declaration of Easements for Planned Development District dated October 7, 1994,
as recorded in liber   , Page   , Livingston County Records:

DESCRIPTION OF THE CENTERLINE A 20 FOOT WIDE EASEMENT FOR SANITARY SEWER AND PUBLIC UTILITIES
Part of the Northwest 1/4 of Section 28, T3N-R6B, Hartland Township,
Livingston County, Michigan, more particularly described as follows: Commencing at the North 1/4 Corner of said Section 28; thence along the North line of said Section 28, as monumented. N 86 degrees 42 feet 08 inches W, 1326.61 feet; thence along the West line of the East 1/2 of the Northwest 1/4 of said Section 28 as monumented, S 02 degrees 01 feet 21 inches W, 2187.56 feet; thence S 87 degrees 14 feet 18 inches E, 76.33 feet, to the POINT OF BEGINNING of the centerline of the 20 foot wide Easement for Sanitary Sewer and Public Utilities to be described; thence S 87 degrees 14 feet 18 inches E, 365.00 feet, to the POINT OF TERMINUS.

DRAINAGE EASEMENT NO. 2
Part of the Northwest 1/4 of Section 28, T3N-R6B, Hartland Township, Livingston County, Michigan, more particularly described as follows: Commencing at the North 1/4 Corner of said Section 28; thence along the North line of said
Section 28, as monumented, N 26 degrees 42 feet 08 inches W, 1326.61 feet; thence along the West line of the East 1/2 of the Northwest 1/4 of said Section 28 as monumented, S 02 degrees 01 feet 21 inches W, 2111.56 feet; thence S 87 degrees 14 feet 18 inches E, 420.65 feet; thence S 02 degrees 45 feet 42 inches W, 75.00 feet; thence N 80 degrees 41 feet 26 inches E, 75.00 feet, to the POINT OF BEGINNING of the Drainage Easement to be described; thence North on an arc left, having a length of 10.49 feet, a radius of 75.00 feet, a central angle of 08 degrees 00 feet 59 inches and a long chord which bears N 13 degrees 19 feet 11 inches W, 10.48 feet; thence S 85 degrees 49 feet 41 inches E.
222.48 feet; thence N 04 degrees 10 feet 19 inches E, 20.00 feet; thence N 49 degrees 10 feet 19 inches E, 169.39 feet; thence S 85 degrees 49 feet 41 inches E, 36.00 feet; thence S 04 degrees 10 feet 19 inches W, 149.78 feet; thence N 85 degrees 49 feet 41 inches W, 375.10 feet, to the POINT OF BEGINNING.

                                   EXHIBIT B

                            REQUISITION CERTIFICATE


TO:                    Society Bank, Michigan, Trustee

FROM:                  Molmec, Inc. (the "Obligor")

SUBJECT: $5,000,000 Michigan Strategic Fund Variable Rate Demand Limited Obligation Revenue Bonds, Series 1994 (Molmec, Inc. Project)


     This represents Requisition Certificate No. _________ in the total amount of $_________ to pay those costs of the Project detailed in the schedule attached.

     The undersigned does certify that:

     1. The expenditures for which moneys are requisitioned hereby represent proper charges against the Project Fund of the subject bond issue, have not been included in a previous requisition and have been properly recorded on the Obligor's books.

     2. The moneys requisitioned hereby are not greater than those necessary to meet obligations due and payable or to reimburse the Obligor for its funds actually advanced for costs of the Project and do not represent a reimbursement to the Obligor for working capital.

     3. The Obligor are not in default under the Agreement and nothing has occurred to the knowledge of the Obligor that would prevent the performance of its obligations under the Agreement.

     4. In the event moneys in the Project Fund after payment of moneys herein requested are insufficient to pay Project Costs, the Obligor will pay such additional Project Costs as are incurred from such other funds which are available for such purpose.

     5. All of the property acquired with the moneys hereby requested will be owned by the Obligor.

     6. The sum of (A) moneys requisitioned hereby to pay (or reimburse the Obligor of its prior payment of) issuance costs of the Bonds (within the meaning of Section 147(g) of the Internal Revenue Code of 1986, as amended) plus (B) the total moneys previously disbursed from the Project Fund and similarly applied, does not exceed $100,000 (which is 2% of the face amount of the Bonds).

     7. Delivered herewith are the following requested certificates, sworn statements, waivers of lien, surveys, invoices, architect's certificates and other documents:


          -------------------------------------------------

     Executed this      day of           , 199 .
                   ----        ----------     -

                                  MOLMEC, INC.


                                  By
                                    -----------------------------

                                        Its Authorized Obligor
                                          Representative




                                  Approved By:

                                  COMERICA BANK, Issuer of
                                  the Credit Facility


                                  By
                                    -------------------------------

                                    Its
                                        -------------------------

                     SCHEDULE TO REQUISITION CERTIFICATE NO. _____________


                            Description of Property
  Payee and Address          or Services Provided              Amount
  -----------------         -----------------------            ------

                                   EXHIBIT C

                             COMPLETION CERTIFICATE


TO: Michigan Strategic Fund (the "Issuer"), Comerica Bank (the "Bank") and Society Bank, Michigan, (the "Trustee")

FROM:        Molmec, Inc. (the "Obligor")

SUBJECT: $5,000,000 Michigan Strategic Fund Variable Rate Demand Limited Obligation Revenue Bonds, Series 1994 (Molmec, Inc. Project)


     The undersigned does hereby certify:

     1. The acquisition, construction and equipping of the Project have been completed in accordance with the Plans and in such manner as to conform with all applicable zoning, planning and building regulations of the governmental authorities having jurisdiction of the Project, as of the date of this Certificate (the "Completion Date").

     2. The Costs of the Project have been paid in full except for those not yet due and payable, which are described below and for which moneys for payment thereof are being held in the Project Fund:

          (a)    Cost of the Project not yet due and payable:

          Description                                 Amount

                                                      $____________

                                        TOTAL         $____________


          (b)    Payments being contested:

          Description                                 Amount

                                                      $____________


                                        TOTAL         $____________

     3. The moneys in the Project Fund in excess of the totals set forth in 2(a) and (b) above represent Surplus Bond Proceeds and the Trustee is hereby authorized and directed to apply such moneys pursuant to
          Section 4.4 of the Agreement.

     4. No event of default has occurred under the Agreement or the Reimbursement Agreement nor has any event occurred which with the giving of notice or lapse of time or both shall become such an event of default. Nothing has occurred to the knowledge of the Obligor that would prevent the performance of its obligations under the Agreement or the Reimbursement Agreement.

     This certificate is given without prejudice to any rights against third parties which exist at the date hereof or which may subsequently come into being.

     Capitalized terms used herein have the meanings given them in the Trust Indenture for the Bonds.

     Executed this ___ day of __________, 19__.


                                        MOLMEC, INC.


                                        By _______________________________

                                                Its Authorized Obligor
                                                  Representative

                                   EXHIBIT D

                        NO ACT OF BANKRUPTCY CERTIFICATE


TO: Comerica Bank, as issuer of the Credit Facility and Society Bank, Michigan, as Trustee

FROM:                  Molmec, Inc. (the "Obligor")

SUBJECT: $5,000,000 Michigan Strategic Fund Variable Rate Demand Limited Obligation Revenue Bonds, Series 1994 (Molmec, Inc. Project)


     The undersigned does hereby certify to the Trustee that, during and prior to the period beginning ______________ and continuing until the date hereof, no Act of Bankruptcy (as defined in that certain Loan Agreement, dated as of December 1, 1994, between the undersigned and Michigan Strategic Fund) shall have occurred.

     The Obligor acknowledges that the Trustee and the Bank may conclusively rely on this Certificate.

     Under penalties of perjury, this certificate has been executed this ___ day of __________, 19_, by the Obligor.

                                          MOLMEC, INC.


                                          By _________________________

                                                Its Authorized Obligor
                                                  Representative








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